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                                                                   Exhibit 3.3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     BRAINTREE MARITIME TRANSPORTATION CORP.

            --------------------------------------------------------
                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                    OF SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE
            --------------------------------------------------------

        We, Bartholomew J. Fennick, President and John P. Maguire, Secretary of BRAINTREE MARITIME TRANSPORTATION CORP., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

        By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu of and instead thereof a new Article FIRST, reading as follows:

                "FIRST: The name of the corporation is AMERICAN OVERSEAS MARINE CORPORATION"

        SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


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        IN WITNESS WHEREOF, we have signed this certificate this 15th day of
October, 1984.

                                         /s/ Bartholomew J. Fennick
                                         ________________________________
                                         President

                                 ATTEST: /s/ John P. Maguire
                                         ________________________________
                                         Secretary




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